Exhibit 99.1

eXp World Holdings and Kind Lending Unite to Launch SUCCESS® Lending, LLC, a New Residential Lending Platform

SUCCESS® Lending to connect the top loan officers and real estate professionals to improve the journey to homeownership

BELLINGHAM, Wash. — July 15, 2021 — eXp World Holdings (Nasdaq: EXPI), the holding company for eXp Realty, one of the fastest-growing residential and commercial real estate companies in the world, today announced a new joint venture (“JV”) with Kind Lending, a rapidly growing nationwide residential mortgage provider, to establish SUCCESS® Lending.

SUCCESS® Lending builds on the heritage of SUCCESS Enterprises, a 124-year-old company and a leader in the personal development industry. This new venture will enlist expert loan officers, currently working with top eXp agents, to provide lending solutions to consumers engaged in the homebuying journey.

Both eXp Realty and Kind Lending have been disruptors in the real estate and mortgage industries, respectively, and are primed to break from traditional models and remove friction in the homebuying and selling processes. Housing and lending veterans, Glenn Sanford and Glenn Stearns, have a shared vision of innovating with top achievers in the mortgage industry to improve the overall homebuying experience.

“We are taking a collaborative approach to home lending that will connect an ecosystem of expert real estate and mortgage professionals. Our mission is to help people find, own and sell homes. It started by reimagining the real estate brokerage from the ground up for real estate professionals and now we are focused on establishing a high-quality network of lending professionals to guide consumers through the mortgage process as well. Our agents are seeking a synergistic mortgage solution that provides greater efficiencies and clearer communication for their customers. SUCCESS® Lending was formed to fill that need,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings.

Kind Lending, founded in 2019, brings together the top minds in the mortgage industry to reinvent the mortgage process through technology and process efficiencies, while humanizing the mortgage journey for homebuyers. Kind Lending originated nearly $4 billion in its first 12 months, and the Scotsman Guide ranked it the 22nd largest lender in the first quarter of 2021. The company and its leadership are dedicated to a customer/client-centric model based on transparency and integrity in mortgage lending standards with a unique value proposition built on a platform of kindness.

“eXp Realty shares our core values of community and service. It is through innovation and empowerment we can assist more homebuyers to fulfill their dream of homeownership. We are excited to team up with a company recognized as an industry titan with strong leadership and financial results. The cultural fit of our two companies is the foundation of innovating business models and creating a better experience for customers,” said Glenn Stearns, Founder and CEO of Kind Lending.

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty, Virbela, Showcase IDX and SUCCESS Enterprises.

eXp World Holdings and its global brokerage, eXp Realty, is one of the fastest-growing real estate tech companies in the world with more than 59,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel and Panama, and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive.

For more information, visit https://expworldholdings.com/.

About Kind Lending

Headquartered in Southern California, Kind Lending is the fastest growing residential mortgage banker in the country, earning its distinction as a top 25 lender in the industry within its first year of production. Founded by industry veteran Glenn Stearns in 2019, the Retail, Wholesale, and JV divisions are built on the principles of simplified processes, team empowerment, inclusivity and advancing the Kind Movement.  For additional information, visit KindLending.com. Company NMLS #3925

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the economic and social effects of the COVID-19 pandemic; continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our new commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

Mediarelations@expworldholdings.com

Investor Relations Contact:
MZ Group – MZ North America
Investors@expworldholdings.com

Kind Lending Contact:

Christy Mindell, SVP Marketing & Business Development

cmindell@kindlending.com